HARPER, VAN SCOIK
                                 & Company, LLP
                           CPA's and Business Advisors
                          2111 Drew Street PO Box 4989
                            Clearwater, Florida 33758

     We consent to the use of our audit for Toups Technology Licensing Incorporated dated February 12, 1998 in the form 10-SB to be filed on or about February 20, 1998.

                      S/S HARPER VAN SCOIK AND COMPANY, LLP


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